Guaranty Agreement


                     Dated as of December 22, 1993


                                   of


                          Scot Lad Foods, Inc.


                          Cardinal Foods, Inc.


                                   And


                             Shop-Rite, Inc.






                   Re: $45,000,000 6.94% Senior Notes
                         Due December 15, 2003
                                   of
                             Roundy's, Inc.

                        Exhibit E to Note Agreement
                             TABLE OF CONTENTS


                                                                       Page


SECTION 1.     NOTE AGREEMENTS; ETC. . . . . . . . . . . . . . . . . . .  1

SECTION 2.     GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . .  1

     Section 2.1.   Guaranty of Payment. . . . . . . . . . . . . . . . .  1
     Section 2.2.   Obligations Not Affected . . . . . . . . . . . . . .  3
     Section 2.3.   Waiver . . . . . . . . . . . . . . . . . . . . . . .  4
     Section 2.4.   Waiver of Subrogation. . . . . . . . . . . . . . . .  4
     Section 2.5.   Continuation of Guaranty, Etc. . . . . . . . . . . .  5
     Section 2.6.   Legend . . . . . . . . . . . . . . . . . . . . . . .  5

SECTION 3.     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .  6

     Section 3.1.   Organization and Qualification . . . . . . . . . . .  6
     Section 3.2.   Litigation . . . . . . . . . . . . . . . . . . . . .  6
     Section 3.3.   No Violations, Etc.. . . . . . . . . . . . . . . . .  6
     Section 3.4.   Governmental Authorizations. . . . . . . . . . . . .  6
     Section 3.5.   Solvency . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.6.   Benefit. . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.7.   Private Offering . . . . . . . . . . . . . . . . . .  7

SECTION 4.     TERM OF AGREEMENT . . . . . . . . . . . . . . . . . . . .  7

SECTION 5.     EXPENSES, ETC.. . . . . . . . . . . . . . . . . . . . . .  8

SECTION 6.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . .  8

SECTION 7.     AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . .  8

SECTION 8.     NOTICES, ETC. . . . . . . . . . . . . . . . . . . . . . .  8

SECTION 9.     WAIVER OF ACCEPTANCE. . . . . . . . . . . . . . . . . . .  9

SECTION 10.  JURISDICTION; VENUE; SERVICE OF PROCESS . . . . . . . . . .  9

SECTION 11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 10

ANNEX 1 - JOINDER AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 12

                         GUARANTY AGREEMENT

                   Re: $45,000,000 6.94% Senior Notes
                         Due December 15, 2003
                            of Roundy's, Inc.


          GUARANTY AGREEMENT, dated as of December 22, 1993 (this "Agreement"), from the undersigned corporations (the "Guarantors"), each a wholly-owned subsidiary of ROUNDY'S, INC., a Wisconsin corporation (the "Company"), for the benefit of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, THE LIFE INSURANCE COMPANY OF VIRGINIA, PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY, PHOENIX AMERICAN LIFE INSURANCE COMPANY, WASHINGTON NATIONAL INSURANCE COMPANY AND TMG LIFE INSURANCE COMPANY (the "Purchasers") and all other Persons (as
Hereinafter defined) who shall from time to time become holders of any of the Notes referred to below (collectively, the "Holders").

          In order to induce the Purchasers to purchase and maintain their investment in the Notes and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor agrees severally with the Holders as follows:

SECTION 1.   NOTE AGREEMENTS; ETC.

          The Company has entered into separate Note Agreements, each dated as of December 22, 1993 (as the same from time to time may be amended, restated, supplemented, extended or otherwise modified, the "Note Agreements"), between the Company and the respective Purchasers providing for the issue and sale to the Purchasers of $45,000,000 in aggregate principal amount of the Company's 6.94% Senior Notes, due December 15, 2003 (together with all renewals, extensions, modifications and amendments thereof and all notes delivered in substitution or exchange therefor, the "Notes"). This Agreement is being entered into pursuant to the Note Agreements and each of the Guarantors acknowledges that the purchase of the Notes on the terms set forth in the Note Agreements is and will be of direct and indirect benefit to such Guarantor. Capitalized terms used herein without definition have the respective meanings set forth in the Note Agreements.

SECTION 2.     GUARANTY.

          Section 2.1. Guaranty of Payment. (a) Each Guarantor hereby severally, unconditionally and irrevocably guarantees to each Holder from time to time of any Notes, the due and punctual payment of the principal of and the premium, if any, and interest on the Notes, and any additional amounts payable to any such Holder under the Note Agreements (including interest at the Overdue Rate on any overdue principal, premium or interest), when the same shall become due and payable (whether at the expressed or any accelerated maturity date, at any date fixed for prepayment or otherwise) and at all times thereafter (the "Guaranteed Amount"). Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectability and is in no way conditioned or contingent upon any attempt to collect from the Company or upo n any other condition or contingency. If the Company shall fail to pay punctually any Guaranteed Amount, when and as the same shall become due and payable, the Guarantors will upon demand immediately pay the same to the Holders of the Notes to whom such payment is payable. Each of the Guarantors additionally hereby unconditionally and irrevocably guarantees to each Holder the timely performance of all other obligations of the Company under the Note Agreements.

          (b) As between the Guarantors, each Guarantor agrees that if any other Guarantor (or any other Subsidiary of the Company which shall guaranty the Notes pursuant to 5.19 of the Note Agreements) shall pay any sums on account of the Guaranteed Amount in excess of such Guarantor's Pro Rata Share

(as hereinafter defined) of such sums paid (an "Excess Funding Guarantor"), each other Guarantor shall, on demand (but subject to the immediately following sentence), pay to the Excess Funding Guarantor its proportionate share of such excess amount. The payment obligation to the Excess Funding Guarantor is subordinate and subject in right of payment to the prior payment in full of the obligations of the other Guarantors to the Holders of the Notes under Section 2.1(a) above, and the Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess amount until all the Notes shall have been fully paid, indefeasibly, and all obligations of the Company under the Notes and the Note Agreements shall have been duly performed.

         The term "Pro Rata Share" shall mean, as of any date of determination, the percentage of the Guaranteed Amount equal to the amount that such Guarantor's or such other Subsidiary's Net Assets bears to the amount of the aggregate Net Assets of all Guarantors and other guaranteeing Subsidiaries.

          The term "Net Assets" of any Person shall mean, as at any date of determination, the excess of the present fair salable value of such Person's assets over the amount that would be required to pay the probable liability of such Person on all of its debts (excluding any amounts payable under this Agreement) as the same shall become absolute and matured.

         (c) In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally,if the obligations of any Guarantor or other Subsidiary hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall,without any further action by such Guarantor or other Subsidiary, the Holders of the Notes or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

          Section 2.2. Obligations Not Affected. The obligations of the Guarantors under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

          (a) any extension or indulgence in respect of the payment of any Guaranteed Amount or any prepayment of any part of the principal of any Note or any purchase of any Note; or

          (b) any renewal, extension, refunding, amendment or modification of or addition or supplement to or deletion from any of the terms of any Note or the Note Agreements, or any other agreement which may be made relating to any such instruments; or

          (c) any amendment, compromise, release or consent or other action or inaction in respect of any of the terms of any Note or the Note Agreements;
     or

          (d) any exercise or non-exercise by any Holder of any right, power, privilege or remedy under or in respect of any Note, the Note Agreements or this Agreement or any waiver of any such right, power, privilege or remedy or of any default in respect of any Note, the Note Agreements or this Agreement, or any receipt of any security, failure to perfect a security interest in, or any release of, any security; or

          (e) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of the Company or any of its Subsidiaries (including without limitation any of the Guarantors); or

          (f) any limitation of the liability or recourse of the Company under any of the Notes or of any other Guarantor hereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any invalidity or unenforceability, in whole or in part, of any of the Notes or the Note Agreements, or any term thereof, or

          (g) any merger or consolidation of the Company or any of its Subsidiaries into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Company or any of its Subsidiaries to any other Person; or

          (h) absence of any notice to, or knowledge by, any of the Guarantors of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (g); or

          (i) any sale, transfer or other disposition by the Company of any stock of any of the Guarantors; or

         (j) the taking or accepting of any other security or guaranty for, or right or recourse with respect to, any or all of the Guaranteed Amount; or

          (k) any partial release of the liability of any Guarantor hereunder or of the Company or any other Person liable, directly or indirectly, for payment or performance of any or all of the Guaranteed Amount; or

          (l) the unenforceability of all or any part of the Guaranteed Amount against the Company; or

          (m)  any other circumstance.

          Section 2.3.   Waiver.  The Guarantors unconditionally waive:

          (a)  notice of any of the matters referred to in Section 2.2 hereof;

          (b) all notices which may be required by statute, rule of law or otherwise, to preserve intact any rights of any Holder against the Guarantors, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any of the Notes or the Note Agreements, notice of intent to accelerate, notice of acceleration, and notice of any failure on the part of the Company to perform and comply with any covenant, agreement, term or condition of the Notes or the Note Agreements;

         (c) any right to the enforcement, assertion or exercise by any Holder of any right, power, priviege or remedy conferred in the Notes or the Note
     Agreements, or otherwise;
          (d)  any requirement of diligence on the part of any Holder;

         (e) any requirement on the part of any Holder to mitigate the damages resulting from any default under the Notes or the Note Agreements; and

          (f) any notice of any sale, transfer or other disposition of any Notes by any Holder.

          Section 2.4. Waiver of Subrogation. In the event any of the Guarantors shall at any time pay any sums on account ofthe Guaranteed Amount or take any other action in performance of its obligations under this Agreement, such Guarantor shall have no subrogation or other rights as the holder of a Note, and each of the Guarantors hereby waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for any Note until such time as all the Notes shall have been fully paid, indefeasibly, and all of the obligations of the Company under the Notes and the Note Agreements shall have been duly performed. After such payment and performance in full, the Guarantors may have and exercise any or all such rights as may be available to them.

          Section 2.5. Continuation of Guaranty, Etc. The obligations of the Guarantors shall continue to be effective, or be reinstated, asthe case may be, if at any time any payment of any Guaranteed Amount, is rescinded or must otherwise be restored or returned by any Holder upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Company or any of its Subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any of its Subsidiaries or any substantial part of the property thereof, or otherwise, all as though such payments had not been made.

         Section 2.6. Legend. Each Guarantor agrees that upon the request of any Holder it will execute and attach to the Notes held by such Holder and on any Note issued in exchange, transfer or replacement of any Note, a Guaranty in the following form:

          "FOR VALUE RECEIVED, the undersigned Guarantor hereby unconditionally guarantees severally and not jointly with any other person the payment of the principal of, the premium (if any) and the interest on the Note to which this Guaranty is attached when due under the terms thereof or of the Note Agreements referred to therein all as more fully provided in such Note Agreements. The Guarantor hereby agrees that the Note Agreements and such Note may be modified, amended, and supplemented in any manner, including the renewal or extension of any kind of such Note, without consent of the Guarantor, and that no such modification, amendment, supplement, renewal or extension and no invalidity of the Note Agreements or of such Note shall release, affect or impair the liability of the undersigned hereunder."

          Notwithstanding any provision hereof to the contrary, no failure of any Holder so to request that a Guaranty be executed and attached to any Note, and no failure of a Guarantor to honor any such request, shall diminish or impair the obligations of any Guarantor hereunder in any respect.

SECTION 3.     REPRESENTATIONS AND WARRANTIES.

Each of the Guarantors severally represents and warrants:

          Section 3.1. Organization and Qualification. Such Guarantor is a corporation duly organized, validly existing andin good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to perform all of its obligations hereunder. Such Guarantor is duly qualified and in good standing as a foreign corporation duly authorized to do business in all jurisdictions (other than the jurisdiction of its corporation) where its ownership, lease or operation of property or the conduct of its business requires such qualification. Such Guarantor has by all necessary corporate action (all action of shareholders, if any, having been duly taken) duly authorized the execution and delivery of this Agreement and the performance of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

          Section 3.2. Litigation. There is no action, proceeding or investigation pending or threatened (or any basis therefor known to such Guarantor) which questions the validity or legality of or seeks damages in connection with this Agreement, or any action taken or to be taken pursuant to this Agreement, which might result, either in any one case or in the aggregate, in an impairment of such Guarantor's ability to perform its obligations under this Agreement or in a material adverse change in the business, operations, properties, or condition (financial or otherwise) of such Guarantor or of such Guarantor and its subsidiaries, taken as a whole.

         Section 3.3. No Violations, Etc. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor the performance by such Guarantor with its obligations hereunder will result in any violation of or be in conflict with or constitute a default (whether or not waived) under any term of the articles of incorporation or by-aws of such Guarantor or any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound or any applicable law, ordinance, rule or regulation or any applicable order of any court, arbitrator or governmental authority or result in the creation of (or impose any obligation on such Guarantor to create) any Lien upon any of the properties or assets of such Guarantor or any of its subsidiaries.

          Section 3.4. Governmental Authorizations. No consent, approval or authorization of, or registration, declaration or filing with, any governmental body is required on the part of such Guarantor for the valid execution and delivery of this Agreement by such Guarantor or the consummation of the transactions contemplated hereby, including fulfillment of, or compliance by such Guarantor with, the terms and provisions of this Agreement.

          Section 3.5. Solvency. As of December 22, 1993, and after giving effect to the execution and delivery of this Agreement by each Guarantor, (a) the aggregate value of all assets of such Guarantor, whether valued as a going concern, at fair valuation or at their fair present salable value, exceeds the amount of all debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Guarantor, (b) such Guarantor has and shall have sufficient assets to pay its existing obligations and liabilities and all other currently contemplated obligations and liabilities when due, and (c) such Guarantor's assets, property and capital are reasonably adequate for the business in which such Guarantor is engaged or proposes to engage. The obligations incurred by such Guarantor under or pursuant to this Agreement are not being incurred with actual intent to hinder, delay or defraud existing or future creditors of the Company or such Guarantor.

          Section 3.6. Benefit. The capital stock of each Guarantor is owned 100 hundred percent by the Company, either directly or through one or more Wholly-owned Subsidiaries of the Company, and each Guarantor will derive substantial benefit, directly and indirectly, from the purchase of the initially delivered Notes by the Purchasers and from the making of the guaranties set forth in this Agreement by the Guarantors.

          Section 3.7. Private Offering. Neither such Guarantor, directly or indirectly, nor any agent on its behalf has offered or will offer this Agreement or any similar Security or has solicited or will solicit an offer to acquire this Agreement or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of this Agreement or any similar Security with any Person other than the Purchasers and not more than 93 other institutional investors, each of whom was offered this Agreement at private sale for investment. Neither such Guarantor, directly or indirectly, nor any agent on its behalf has offered or will offer this Agreement or any similar Security or has solicited or will solicit an offer to acquire this Agreement or any similar Security from any Person so as to bring the issuance and sale of this Agreement within the provisions of Section 5 of the Securities Act of 1933, as amended, or the Blue Sky laws of any applicable jurisdiction.

SECTION 4.     TERM OF AGREEMENT.

          This Agreement and all guaranties, covenants and agreements contained herein shall continue in full force and effect and shall not be discharged until such time as all the Notes shall have been fully paid, indefeasibly, and all of the obligations of the Company under the Notes and the Note Agreements guaranteed hereunder shall have been duly performed; provided that this Agreement and all of such guaranties, covenants and agreements with respect to the obligations of the Company under 9.3 of the Note Agreements shall survive the payment of the Notes.

SECTION 5.     EXPENSES, ETC.

          Each of the Guarantors agrees to pay, and save each Holder harmless against liability for the payment of, all costs and expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred by or on behalf of such Holder in enforcing the obligations of the Guarantors under this Agreement. Each of the Guarantors agrees, at its own expense, to promptly execute and deliver to each Institutional Holder of the Notes upon such Institutional Holder's request, all such other and further documents, agree-ments, and instruments in compliance with or accomplishment of the agreements of such Guarantor under this Agreement.

SECTION 6.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.


         All representations and warranties contained in this Agreement or made in writing by or on behalf of the Guarantors in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by any Purchaser or on its behalf, the purchase of the Notes under the Note Agreements and any disposition or payment of the Notes.

SECTION 7.     AMENDMENTS AND WAIVERS.

          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the Guarantors and the Holders of more than 50% in aggregate outstanding principal amount of the Notes, excluding any Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates; provided that no such amendment or waiver shall, without the prior written consent of the Holders of all Notes outstanding, (a) change the time of payment (including any prepayment required by 2.1 of the Note Agreements) or reduce the amount of any amount payable hereunder,or (b) change the Guaranteed Amount, (c) place any conditions or limitations on the obligations of the Guarantors under this Agreement or in any way render such obligations revocable by the Guarantors, or (d) reduce the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon all Holders of the Notes at the time outstanding, each future Holder of any such Note, and the Guarantors.

SECTION 8.     NOTICES, ETC.

          Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be given in the manner provided in 9.5 of the Note Agreements:

          (a) if to the Purchasers or any subsequent Holder of any Note at its address appearing in Schedule I to the Note Agreements or such other address as a Holder may designate to the Company in writing;

         (b) if to the Company at its address set forth in the Note Agreements or to such other address as the Company may designate in writing; and

          (c) if to any Guarantor, c/o Roundy's Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53072, Attention: Treasurer or such other address as such Guarantor may designate in writing.

SECTION 9.     WAIVER OF ACCEPTANCE.

          Each of the Guarantors hereby waives notice of acceptance by the Purchasers or by any other Holder of the covenants and agreements of the Guarantors contained herein.

SECTION 10.  JURISDICTION; VENUE; SERVICE OF PROCESS.

          To the extent permitted by applicable law, each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and any State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Guarantor further waives any objection to venue in such state and any objection to any action or proceeding in such state on the basis of forum non conveniens. Nothing in this Section 10 shall affect the right of any Holder to bring any action or proceeding against such Guarantor or its properties in the courts of any other jurisdiction.

          (a) In the case of the courts of the State of New York or of the United States sitting in New York City, New York, each Guarantor hereby irrevocably designates, appoints, and empowers CT Corporation System (the "Process Agent") (which has consented thereto) with offices on December 22, 1993 at 1633 Broadway, New York, New York 10019, as agent to receive for and on behalf of such Guarantor service of process in the State of New York. Each Guarantor further agrees that such service of process may be made on the Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on the Process Agent, or by any other method of service provided for under the applicable laws in effect in the County of New York, State of New York, and the Process Agent hereby is authorized and directed to accept such service for and on behalf of such Guarantor and to admit service with respect thereto.

          (b) Upon service of process being made on the Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to the Guarantor for whom such service was performed by air courier, at its address set forth in Section 8 hereof, or to such other address as such Guarantor may notify the Process Agent in writing. Service upon the Process Agent as aforesaid shall be deemed to be personal service on the Guarantor for whom such service was performed and shall be legal and binding upon such Guarantor for all purposes,notwithstanding any failure of the Process Agent to mail copies of such legal process thereto, or any failure on the part of such Guarantor to receive the same.

          (c) Each Guarantor agrees that it will at all times continuously maintain an agent to receive service of process in the County of New York on its behalf. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for such Guarantor to receive service of process in the County of New York on its behalf or such Guarantor shall have changed its address without notification thereof to the Process Agent, such Guarantor, immediately after having knowledge thereof, will irrevocably designate and appoint a substitute agent in New York City, New York and advise you, or any subsequent holder of a Note, thereof, or shall notify the Process Agent of its then current correct address.

          (d) Nothing contained in this section shall preclude you, or any subsequent holder of a Note, from bringing any legal suit, action or proceeding against any Guarantor in the courts of any jurisdiction where such Guarantor or any of its property or assets may be found or located.

SECTION 11.  MISCELLANEOUS.

          This Agreement shall be binding upon and inure to the benefit of and be enforceable against the respective successors and assigns of the parties hereto, whether so expressed or not, and shall inure to the benefit of and be enforceable by any Holder. This Agreement embodies the entire agreement and understanding between the Guarantors and the Purchasers and supersedes all prior agreements and understandings relating to the subject matter hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction or any other provision of this Agreement. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                   Scot Lad Foods, Inc.


                                   By:
                                      ----------------------------------

                                   Name:
                                        --------------------------------

                                   Title:
                                         -------------------------------


                                   Cardinal Foods, Inc.


                                   By:
                                      ----------------------------------

                                   Name:
                                        --------------------------------

                                   Title:
                                         -------------------------------

                                   Shop-Rite, Inc.


                                   By:
                                      ----------------------------------

                                   Name:
                                        --------------------------------

                                   Title:
                                         -------------------------------

                                ANNEX 1

                             JOINDER AGREEMENT


         WHEREAS, the undersigned is a subsidiary of Roundy's Inc., a Wisconsin corporation (the "Company"), which is a party to separate Note Agreements, each dated as of December 22, 1993 (the "Note Agreements"), between the Company and The Variable Annuity Life Insurance Company, The Life Insurance Company of Virginia, Phoenix American Life Insurance Company, Phoenix Home Life Mutual Insurance Company, Washington National Insurance Company and TMG Life Insurance Company (collectively, the "Purchasers").

          WHEREAS, pursuant to 5.19 of the Note Agreements, the Company has agreed to cause the undersigned to join in a certain Guaranty Agreement dated as of December 22, 1993 (the "Guaranty Agreement") from the Persons (as defined in the Note Agreements) listed on the signature page thereof for the benefit of the Purchasers and the Holders (as defined therein), as the same may have been amended, restated, supplemented or otherwise modified from time to time; and

          WHEREAS, the undersigned understands that execution of this Joinder Agreement is required by 5.19 of the Note Agreements, and the undersigned has agreed to join in the Guaranty Agreement by the execution hereof.

          NOW, THEREFORE, in order that the Company may comply with 5.19 of the Note Agreements, the undersigned agrees as follows:

          1. The undersigned hereby joins in the Guaranty Agreement and agrees to be bound by all of the terms and provisions thereof as if the undersigned was an original party thereto and was included in the definition of "Guarantor" as used therein.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement this day of ____________________, _____.


                                   [Name]



                                   By:
                                      ----------------------------------

                                   Name:
                                        --------------------------------

                                   Title:
                                         -------------------------------
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